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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in Registration Statement No. 33-45671 of Utopia Marketing, Inc. (formerly Sam & Libby, Inc.) (the "Company") on Form S-8 of our report dated March 31, 1998 appearing in the Annual Report on Form 10-K/A of Utopia Marketing, Inc. for the year ended January 3, 1998.



     Our audits of the financial statements referred to in our aforementioned report also include the financial statement schedule of Utopia Marketing, Inc. (formerly Sam & Libby, Inc.) listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements takes as a whole, presents fairly in all material respects the information set forth therein.



                                          MICHAEL, ADEST & BLUMENKRANTZ



New York, New York



May 1, 1998